HOUSEHOLD

AUTO FINANCE

Bobby Mehta
Group Executive

January 21-22, 2003

AUTO FINANCE

- We finance primarily late-model used vehicles through franchised new vehicle dealers
- 10% direct lending through internet, direct mail and alliance partners
- Tremendous success of HAFC Superhwy.com
- $7 billion in managed receivables

UNDERWRITING TRENDS

Improving Collateral and Borrower Profile

	2002	2001	2000
Borrower			
Monthly Disposable Income	$1,709	$1,706	$1,613
Home Ownership	45%	40%	37%
FICO Score	598	587	576
Collateral			
Odometer Mileage	27,770	26,529	24,253
New Cars	24%	24%	29%
Loan Amount	$16,677	$15,938	$16,226
Wholesale Value of Car	$14,814	$14,704	$14,958
Average Term	63.5	63.1	64.0

HOUSEHOLD

KEY ISSUES

- Losses increased in late 2001 and 2002 due to:
  - A slow economic growth environment creating higher unemployment rate (frequency)
  - Zero percent manufacturers' programs creating declining/weak used car prices (severity)
- Used car prices have softened and likely to result in low recovery rates for the foreseeable future
- 4th quarter 2002 chargeoffs are higher due to weak used car prices, some of which is seasonal